EXHIBIT 99.1

FINANCIAL STATEMENTS

These amended unaudited consolidated financial statements of Apollo Gold Corporation (the “Company”) for the three months ended March 31, 2009 reflect the Company’s adoption of United States generally accepted accounting principles (“U.S. GAAP”). The Company’s Board of Directors originally approved the unaudited consolidated financial statements for the three months ended March 31, 2009 on May 11, 2009 and those financial statements were filed on May 15, 2009. The Company’s Board of Directors then approved the amended unaudited consolidated financial statements for the three months ended March 31, 2009 on May 5, 2010.

Except for changes related to the Company’s adoption of U.S. GAAP, these amended unaudited consolidated financial statements do not reflect events occurring after May 15, 2009. These amended unaudited consolidated financial statements supersede the Company’s original filings.

APOLLO GOLD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)
(Unaudited)
	March 31, 2009	December 31, 2008
ASSETS
CURRENT
Cash and cash equivalents	$4,645	$–
Restricted cash	1,477	13,827
Derivative instruments (Note 5)	–	552
Accounts receivable and other	1,927	1,249
Prepaids	1,005	435
Total current assets	9,054	16,063
Long-term investments (Note 6)	1,036	1,081
Property, plant and equipment	81,500	59,043
Investment in Montana Tunnels joint venture	5,811	6,890
Restricted certificates of deposit	7,257	3,821
Other long-term assets	103	103
TOTAL ASSETS	$104,761	$87,001

LIABILITIES
CURRENT
Bank indebtedness	$–	$742
Accounts payable	12,329	12,607
Accrued liabilities	1,062	640
Derivative instruments (Note 5)	3,600	–
Current portion of debt (Note 7(a))	23,040	19,435
Convertible debentures (Note 8)	4,295	3,474
Total current liabilities	44,326	36,898
Accrued long-term liabilities	323	316
Derivative instruments (Note 5)	14,266	–
Debt (Note 7(a))	12,483	968
Convertible debentures (Note 8)	–	4,571
Equity-linked financial instruments (Note 3(q))	21,058	–
Accrued site closure costs	2,223	1,398
Future income tax liability	362	496
TOTAL LIABILITIES	95,041	44,647

Commitments and contingencies (Note 13)

SHAREHOLDERS’ EQUITY
Common stock – Nil par value, unlimited shares authorized, 233,311,195 and 222,860,257 shares issued and outstanding, respectively (Note 9)	192,275	189,451
Note warrants	–	2,234
Additional paid-in capital	44,972	48,241
Accumulated deficit	(227,527)	(197,572)
TOTAL SHAREHOLDERS’ EQUITY	9,720	42,354
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$104,761	$87,001

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

APOLLO GOLD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(U.S. dollars and shares in thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2009	2008
Operating expenses
Depreciation and amortization	$10	$26
General and administrative expenses	932	929
Exploration and business development	227	1,951
Operating loss	1,169	2,906

Other expenses (income)
Interest income	(40)	(74)
Interest expense (Note 10)	830	2,419
Debt transaction costs (Note 7(a) and (c))	1,239	–
Loss on modification of convertible debentures	1,969	–
Fair value change on equity-linked financial instruments (Note 3(q))	4,753	–
Realized gains on investments – derivative instruments	(368)	(518)
Unrealized losses on investments – derivative instruments	18,418	855
Foreign exchange (gain) loss and other	(97)	117
Loss before income taxes and equity (loss) earnings in Montana Tunnels joint venture	(27,873)	(5,705)
Income taxes (Note 11)	73	628
Equity (loss) earnings in Montana Tunnels joint venture (Note 4)	(624)	7,337
Net (loss) income and comprehensive (loss) income for the period	$(28,424)	$2,260

Basic and diluted net (loss) income per share (Note 12)	$(0.13)	$0.01

Basic weighted-average number of shares outstanding	226,459	159,336
Diluted weighted-average number of shares outstanding (Note 12)	226,459	165,023

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

APOLLO GOLD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(U.S. dollars and shares in thousands)
(Unaudited)

	Number of Shares	Common Stock	Note Warrants	Additional Paid-In Capital	Accumulated Deficit	Total
	(U.S. dollars and shares in thousands)

Balance, December 31, 2007	156,248	165,790	2,292	39,463	(198,774)	8,771

Shares issued for services	650	351	–	–	–	351
Units issued for cash and related compensation warrants	40,806	14,885	–	3,247	–	18,132
Flow-through shares issued for cash and related compensation warrants	20,000	6,143	–	104	–	6,247
Warrants issued for services	–	–	–	2,907	–	2,907
Warrants exercised	3,272	1,463	(58)	(1)	–	1,404
Conversion of debentures	1,884	819	–	1,686	–	2,505
Stock-based compensation	–	–	–	835	–	835
Net income and comprehensive income	–	–	–	–	1,202	1,202
Balance, December 31, 2008	222,860	189,451	2,234	48,241	(197,572)	42,354

Cumulative effect of change in accounting principle (Note 3(q))	–	–	–	(6,939)	(1,531)	(8,470)
Shares issued for services (Note 9(a)(ii and iii))	5,173	1,553	–	–	–	1,553
Shares issued in settlement of interest (Note 8)	2,445	772	–	–	–	772
Warrants issued for services (Notes 7(a) and Note 9(a)(ii and iii)))	–	–	–	1,254	–	1,254
Warrants exercised (Note 9(a)(i))	2,833	499	–	–	–	499
Expiration of note warrants	–	–	(2,234)	2,234	–	–
Stock-based compensation	–	–	–	182	–	182
Net loss and comprehensive loss	–	–	–	–	(28,424)	(28,424)
Balance, March 31, 2009	233,311	$192,275	$–	$44,972	$(227,527)	$9,720

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

APOLLO GOLD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Three months ended March 31,
	2009	2008
Operating activities
Net (loss) income for the period	$(28,424)	$2,260
Items not affecting cash:
Depreciation and amortization	10	26
Amortization of deferred financing costs	–	53
Stock-based compensation	182	142
Shares and warrants issued for services and payment of interest	4,020	–
Accretion expense – convertible debentures	802	2,223
Interest paid on convertible debentures	(567)	(1,016)
Unrealized losses on derivative instruments	18,418	855
Net change in equity-linked financial instruments	4,753	–
Other	(63)	546
Income taxes	(73)	(628)
Net change in non-cash operating working capital items (Note 15)	587	(1,302)
Equity investment in Montana Tunnels joint venture	624	(7,337)
Earnings distribution from Montana Tunnels joint venture	480	3,564
Net cash provided by (used in)operating activities	749	(614)

Investing activities
Property, plant and equipment expenditures	(21,866)	(8)
Restricted cash and certificates of deposit	8,170	767
Net cash used in (provided by) investing activities	(13,696)	759

Financing activities
Proceeds from exercise of warrants	499	1,404
Proceeds from debt	38,034	–
Repayments of debt	(20,937)	(2,782)
Net cash provided by (used in) financing activities	17,596	(1,378)

Effect of exchange rate changes on cash	(4)	(14)

Net increase (decrease) in cash and cash equivalents	4,645	(1,247)
Cash and cash equivalents, beginning of period	–	1,334
Cash and cash equivalents, end of period	$4,645	$87

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$888	$1,321
Income taxes paid	$25	$–

See Note 14 for additional supplemental cash flow information.

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

1.	CONTINUING OPERATIONS

These condensed consolidated financial statements are prepared on the basis of a going concern which assumes that Apollo Gold Corporation (“Apollo” or the “Company”) will realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  To date the Company has funded its operations through issuance of debt and equity securities and cash generated by the Montana Tunnels joint venture (Note 4).  The Company’s ability to continue as a going concern is dependent on its ability to continue to issue debt and/or equity securities, and/or generate cash flow from the Black Fox mine.

As of March 31, 2009, the Company has a working capital deficiency of $35.3 million and an accumulated deficit of $227.5 million. In addition, as at March 31, 2009, the Company held cash and cash equivalents of $4.6 million and had current debt obligations of $27.3 million consisting of (1) the current portion of the project financing facility of $18.6 million, (2) the outstanding principal and interest due on the Series 2007-A convertible debentures of $4.4 million due in February 2010 (Note 7), and (3) $4.3 million for other current debt. Additionally, as of March 31, 2009, the Company has committed to make capital expenditures of approximately $14.0 million for the development of Black Fox (Note 13(a)) and has committed to post $5.1 million (Cdn$6.4 million) cash for environmental bonding at Black Fox (Note 13(a)). Based on the current cash balance, projected cash flows from Black Fox, which the Company expects to commence production of gold in the second quarter of 2009, and amounts available for drawdown under the $70 million financing facility, the Company expects to have sufficient funds to (1) repay the $27.3 million current debt obligations listed above, (2) fund the capital commitments for the development of Black Fox, and (3) fund corporate expenditures.

If the Company is unable to utilize all of the $70.0 million financing facility or generate sufficient cash flow from the activities listed above or is otherwise unable to generate cash flow from Black Fox, it may be unable to continue as a going concern and material adjustments would be required to the carrying value of assets and liabilities and balance sheet classifications used.

2.	NATURE OF OPERATIONS

Apollo is engaged in gold mining including extraction, processing, refining and the production of other by-product metals, as well as related activities including exploration and development.  Apollo owns Black Fox, an open pit mine and mill located near Matheson in the Province of Ontario, Canada (the “Black Fox Project”).  Mining of ores at the Black Fox Project began in March 2009 and milling operations commenced in April 2009.

The Company is the operator of the Montana Tunnels mine, which is a 50% joint venture with Elkhorn Tunnels, LLC (“Elkhorn”).  The Montana Tunnels mine is an open pit mine and mill located in the State of Montana that produced gold doreand lead-gold and zinc-gold concentrates.  As of April 30, 2009, the Montana Tunnels mine and mill were placed under care and maintenance.  The Company also owns the Diamond Hill mine, which is also located in the State of Montana and is currently under care and maintenance.

Apollo also owns Mexican subsidiaries which own concessions at the Huizopa exploration project (the “Huizopa Project”), located in the Sierra Madres in Chihuahua, Mexico.  The Huizopa Project is subject to an 80% Apollo/20% Mineras Coronado joint venture agreement.  Currently the Company funds 100% of exploration activity for the Huizopa Project.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

3.	SIGNIFICANT ACCOUNTING POLICIES

The unaudited condensed consolidated interim financial statements of Apollo are prepared by management in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and except as described in Note 17, conform in all material respects with Canadian generally accepted accounting principles (“Canadian GAAP”).  The principal accounting policies followed by the Company, which have been consistently applied, are summarized as follows:

(a)	Principles of consolidation

The financial statements of entities which are controlled by the Company through voting equity interests, referred to as subsidiaries, are consolidated.  All intercompany balances and transactions are eliminated upon consolidation.  Variable Interest Entities (“VIEs”), which include, but are not limited to, special purpose entities, trusts, partnerships, and other legal structures, are entities in which control is achieved through means other than voting rights.  VIEs are subject to consolidation by the primary beneficiary who will absorb the majority of the entities’ expected losses and/or expected residual returns.  The Company did not hold any VIEs as of March 31, 2009 and December 31, 2008.

The Company’s 50% interest in the joint venture at the Montana Tunnels mine, which is subject to joint control, is accounted for using the equity method, whereby the Company’s share of the investees’ earnings and losses is included in operations and its investments therein are adjusted by a similar amount.

(b)	Measurement uncertainties

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used herein include those relating to gold and other metal prices, recoverable proven and probable reserves, available operating capital, depreciation and depletion, realized value of inventory, valuation of warrants, derivative instruments, stock-based compensation, required reclamation costs, and contingencies and commitments. These estimates each affect management’s evaluation of asset impairment and the recorded balances of property, plant and equipment, reclamation and site closure costs and the future tax asset valuation allowance. It is reasonably possible that actual results could differ in the near term from those and other estimates used in preparing these financial statements and such differences could be material.

(c)	Foreign currency transactions and translation

The Company’s functional currency is the US dollar.  Transactions denominated in Canadian dollars have been translated into U.S. dollars at the approximate rate of exchange prevailing at the time of the transaction.  The carrying value of monetary assets and liabilities denominated in foreign currencies have been translated into U.S. dollars at the period-end exchange rate.  Non-monetary assets and liabilities are translated at the rates of exchange prevailing when the assets were acquired or the liabilities were assumed.  Exchange gains and losses are included in operating results.

(d)	Cash and cash equivalents

Cash and cash equivalents are comprised of cash and term deposits.  The original maturity dates of term deposits are not in excess of 90 days.  Because of the short maturity of these investments, the carrying amounts approximate their fair value.  As of March 31, 2009, the Company had $4.6 million in cash and cash equivalents and had nil cash and cash equivalents as of December 31, 2008.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

(e)	Financial Instruments

The Company classifies all financial instruments as either held-to-maturity, available-for-sale, held-for-trading, loans and receivables, or other financial liabilities.  Financial assets held to maturity, loans and receivables and financial liabilities other than those held for trading, are measured at amortized cost.  Available-for-sale instruments are measured at fair value with unrealized gains and losses recognized in other comprehensive income.  Instruments classified as held for trading are measured at fair value with unrealized gains and losses recognized in the statement of operations.  Debt transaction costs are allocated to the related debt and amortized over the life of the loan using the effective interest method.  Equity transaction costs are recorded in equity.

The Company has designated its cash and cash equivalents and derivative instruments as held for trading, which are both measured at fair value. Accounts receivable and other are classified as loans and receivables, which are measured at amortized cost. Long-term investments which is comprised of auction rate securities held by the Company (Note 6), restricted cash, and restricted certificates of deposit are classified as available for sale, and are measured at fair value. Accounts payable and accrued liabilities, convertible debentures, and notes payable and other current debt are classified as other liabilities, which are measured at amortized cost.

(f)	Long-term investments

The Company accounts for its investments in auction rate securities as available-for-sale securities (see Note 6).

(g)	Property, plant and equipment

Mine development costs are capitalized after proven and probable reserves have been identified.  Amortization is calculated using the units-of-production method over the expected life of the mine based on the estimated recoverable gold equivalent ounces or value of metals over proven and probable reserves.

Buildings and equipment are recorded at acquisition cost and amortized on a units-of-production basis over the remaining proven and probable reserves of the mine.  Equipment that is mobile is amortized on a straight-line basis over the estimated useful life of the equipment of five to ten years, not to exceed the related estimated mine lives.  Repair and maintenance costs are expensed as incurred.

Financing and acquisition costs including interest and fees are capitalized to the extent that expenditures are incurred for the acquisition of assets and mineralized properties and related development activities.  Capitalization ceases when saleable minerals are produced from the ore body of an asset or property.

In the normal course of business, the Company has entered into certain leasing arrangements whose conditions meet the criteria for the leases to be classified as capital leases.  For capital leases, the Company records an asset and an obligation at an amount equal to the present value at the beginning of the lease term of minimum lease payments over the lease term.  In the case of capital leasing arrangements, there is transfer of ownership of the leased assets to the Company at the end of the lease term and therefore the assets are amortized on a basis consistent with other owned assets.  The Company has also entered into certain leasing arrangements whose conditions meet the criteria for the leases to be classified as operating leases.  For operating leases, lease expense is recognized on a straight-line basis over the life of the lease.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

(h)	Mineral rights

Mineral rights include the cost of obtaining unpatented and patented mining claims and the cost of acquisition of properties. Significant payments related to the acquisition of land and mineral rights are capitalized. If a mineable ore body is discovered, such costs are amortized when saleable minerals are produced from the ore body using the units-of-production method based on proven and probable reserves. If no mineable ore body is discovered or such rights are otherwise determined to have no value, such costs are expensed in the period in which it is determined the property has no future economic value.

(i)	Stripping costs

The cost of removing overburden and waste materials to access the ore body at an open pit mine prior to the production phase are referred to as “pre-stripping costs”. Pre-stripping costs are capitalized during the development phase of an open pit mine. The production phase of an open pit mine commences when saleable materials are produced. Stripping costs incurred during the production phase of a mine are included in the cost of inventory produced during the period in which the stripping costs were incurred. Capitalized pre-stripping costs are amortized using the units-of-production method, whereby the denominator is the estimated recoverable ounces of gold in the associated open pit.

(j)	Exploration expenditures

Exploration expenditures are expensed as incurred during the reporting period.

(k)	Property evaluations

The Company evaluates the carrying amounts of its mining properties and related buildings, plant and equipment at least annually or when events or changes in circumstances indicate that the carrying amount may not be recoverable. Annually, or if the Company has reason to believe that an impairment may exist, estimated future undiscounted cash flows are prepared using estimated recoverable ounces of gold (considering current proven and probable reserves and mineral resources expected to be converted into mineral reserves) along with estimated future metals prices and estimated operating and capital costs. The inclusion of mineral resources is based on various factors, including but not limited to the existence and nature of known mineralization, location of the property, results of recent drilling and analysis to demonstrate the mineral resources are commercially recoverable. If the future undiscounted cash flows are less than the carrying value of the assets, the assets will be written down to fair value, determined using discounted cash flows, and the write-off charged to earnings in the current period.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

(l)	Derivative instruments

Historically, Apollo’s policy has been to provide shareholders with leverage to changes in the gold price by selling gold production at market prices.  However, in conjunction with obtaining financing for the Black Fox mine, the Company has entered into derivative contracts to protect the selling price for certain anticipated gold production (see Note 5).

The Company has not applied hedge accounting to these transactions. As a result, the Company accounts for these contracts as investments and records the changes in unrealized gains and losses in the statement of income each period. These changes can be very significant, and will vary greatly along with fluctuations in the gold market. These fluctuations are out of the Company’s control. Variations in the fair value of these derivatives affect whether they are recorded as current or long-term assets, or current or long-term liabilities at each balance sheet date.

(m)	Reclamation and closure costs

The Company recognizes liabilities for statutory, contractual or legal obligations associated with the retirement of property, plant and equipment, when those obligations result from the acquisition, construction, development or normal operation of the assets.  Initially, a liability for an asset retirement obligation is recognized at its fair value in the period in which it is incurred.  Upon initial recognition of the liability, the corresponding asset retirement cost is added to the carrying amount of that asset and the cost is amortized as an expense over the economic life of the related asset.  Following the initial recognition of the asset retirement obligation, the carrying amount of the liability is increased for the passage of time and adjusted for changes to the amount or timing of the underlying cash flows needed to settle the obligation.

The present value of the reclamation liabilities may be subject to change based on management’s current estimates, changes in remediation technology or changes to the applicable laws and regulations by regulatory authorities, which affect the ultimate cost of remediation and reclamation.

(n)	Stock incentive plans

The Company accounts for stock options using the fair value based method of accounting for all stock-based awards.  The Company uses the Black-Scholes option pricing model to estimate fair value and records stock-based compensation in operations over the vesting periods of the awards.  If and when the stock options are ultimately exercised, the applicable amounts of additional contributed surplus are transferred to share capital.  Upon exercise of stock options, new shares are issued.  The Company does not expect to repurchase shares for purposes of settling stock option exercises.

(o)	Income taxes

The Company accounts for income taxes whereby future income tax assets and liabilities are computed based on differences between the carrying amount of assets and liabilities on the balance sheet and their corresponding tax values using the substantively enacted income tax rates at each balance sheet date.  Future income tax assets also result from unused loss carryforwards and other deductions.  The valuation of future income tax assets is reviewed annually and adjusted, if necessary, by use of a valuation allowance to reflect the estimated realizable amount.  Although the Company has tax loss carryforwards (see Note 11), there is uncertainty as to utilization prior to their expiry.  Accordingly, the future income tax asset amounts have been fully offset by a valuation allowance.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

The Company’s operations involve dealing with uncertainties and judgments in the application of complex tax regulations in multiple jurisdictions. The final taxes paid are dependent upon many factors, including negotiations with taxing authorities in various jurisdictions and resolution of disputes arising from federal, state, and international tax audits. The Company recognizes potential liabilities and records tax liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on its estimate of whether, and the extent to which, additional taxes will be due.  The Company adjusts these reserves in light of changing facts and circumstances; however, due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the Company’s current estimate of the tax liabilities. If the Company’s estimate of tax liabilities proves to be less than the ultimate assessment, an additional charge to expense would result. If payment of these amounts ultimately proves to be less than the recorded amounts, the reversal of the liabilities would result in tax benefits being recognized in the period when the Company determines the liabilities are no longer necessary. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

Under Canadian income tax legislation, a company is permitted to issue flow-through shares whereby the Company agrees to incur qualifying expenditures and renounce the related income tax deductions to the investors.  The proceeds from issuance of these shares are allocated between the offering of shares and the sale of tax benefits.  The allocation is made based on the difference between the quoted price of the existing shares and the amount the investor pays for the shares.  A liability is recognized for this difference.  The liability is reversed when tax benefits are renounced and a deferred tax liability is recognized at that time.  Income tax expense is the difference between the amount of a deferred tax liability and the liability recognized on issuance.  Also, notwithstanding whether there is a specific requirement to segregate the funds, the flow-through funds which are unexpended at the consolidated balance sheet dates are considered to be restricted and are not considered to be cash or cash equivalents.

(p)	Income (loss) per share

The basic income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding during the year.  The fully diluted income (loss) per share reflects the potential dilution of common share equivalents, such as outstanding stock options, share purchase warrants and convertible debentures, in the weighted average number of common shares outstanding during the year, if dilutive.  For this purpose, the “treasury stock method” and “if converted method”, as applicable, are used for the assumed proceeds upon the exercise of stock options, warrants and convertible debentures that are used to purchase common shares at the average market price of the common share during the year.

(q)	Equity-linked financial instruments

In June 2008, the guidance for derivatives and hedging when accounting for contracts in an entity’s own equity was updated to clarify the determination of whether an instrument (or embedded feature) is indexed to an entity’s own stock which would qualify as a scope exception from hedge accounting.  The provisions of the updated guidance were adopted January 1, 2009.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

Under the guidance, an equity-linked financial instrument (or embedded feature) would not be considered indexed to the entity’s own stock if the strike price is denominated in a currency other than the issuer’s functional currency.  As of March 31, 2009 and January 1, 2009, the Company had 109.2 million and 64.7 million outstanding warrants to purchase common shares of the Company, respectively, that were either (a) denominated in a currency (Canadian dollars) other than its functional currency (US dollars) or (b) subject to a potential strike-price adjustment (the warrants issued November 8, 2006 which were exercisable at $0.176 as of January 1, 2009).  As such, these warrants are not considered to be indexed to the Company’s own stock, which precludes the warrants from meeting the scope exception under the guidance.  The warrants thereby are accounted for separately as derivative instruments, rather than as equity instruments.  Accordingly, the Company assessed the fair value of these warrants as of January 1, 2009 and recorded a reduction in additional paid-in capital of $6.9 million, an increase in opening retained deficit of $1.5 million and an $8.4 million increase in liabilities.  During the quarter ended March 31, 2009, the Company issued additional Canadian dollar-denominated warrants; these warrants were valued at $7.84 million upon issuance and were recognized as liabilities.  As of March 31, 2009, the Company has assessed the fair value of the outstanding warrants subject to this accounting guidance and recorded a loss of $2.0 million on the fair value change of the warrants.

These warrants were fair valued at January 1 and March 31, 2009 using an option pricing model with the following assumptions:  no dividends are paid, weighted average volatilities of the Company’s share price of 81% and 82%, weighted average expected lives of the warrants of 3.2 and 3.3 years, and weighted average annual risk-free rates of 1.4% and 1.5%, respectively.

(r)	Adoption of recently issued accounting pronouncements

In September 2006, the guidance for fair value measurements and disclosure was updated to define fair value, establish a framework for measuring fair value, and expand disclosures about fair value measurements.  This guidance does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements.  The provisions of the updated guidance were adopted January 1, 2008.  In February 2008, an update to the guidance was issued which delayed the effective date for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The Company adopted the updated guidance for the Company’s nonfinancial assets and liabilities measured at fair value on a nonrecurring basis on January 1, 2009.

All of the Company’s financial assets and liabilities are measured at fair value using Level 1 inputs with the exception of (1) derivative contracts which use Level 2 inputs and (2) auction rate securities which use Level 3 inputs (See Note 6).  The adoption of updated guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In October 2008, the guidance was further updated to provide guidance on how the fair value of a financial asset is to be determined when the market for that financial asset is inactive.  The guidance states that determining fair value in an inactive market depends on the facts and circumstances, requires the use of significant judgment and, in some cases, observable inputs may require significant adjustment based on unobservable data. Regardless of the valuation technique used, an entity must include appropriate risk adjustments that market participants would make for nonperformance and liquidity risks when determining fair value of an asset in an inactive market.  The guidance was effective upon issuance.  The Company has incorporated the principles of updated guidance in determining the fair value of financial assets when the market for those assets is not active, specifically its auction rate securities.

The guidance for fair value measurements and disclosure establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy are described below:

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The Company’s derivative instruments (see Note 5), equity-linked financial instruments (see 3(q) above), and auction rate securities (see Note 6) represent those financial assets and liabilities measured at fair value by level within the fair value hierarchy.  As required by the guidance, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.  The Company’s derivative instruments are valued using market prices.  These derivatives trade in liquid markets, and as such, market prices can generally be verified and do not involve significant management judgment.  Such instruments are classified within Level 2 of the fair value hierarchy.

The Company’s auction rate securities are reviewed for fair value on at least a quarterly basis.  The auction rate securities are traded in markets that are not active, trade infrequently and have little price transparency.  The Company has estimated the fair values based on weighted average risk calculations using probabilistic cash flow assumptions.  The auction rate securities are classified within Level 3 of the fair value hierarchy.

In December 2007, the guidance for business combinations was updated to provide new guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any noncontrolling interest in the acquiree. The updated guidance also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The provisions of the updated guidance were adopted January 1, 2009. The adoption had no impact on the Company’s financial position, results of operations, or cash flows.

In December 2007, the guidance for noncontrolling interests was updated to establish accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated.  The guidance also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  The provisions of the updated guidance were adopted January 1, 2009.  The adoption had no impact on the Company’s financial position, results of operations, or cash flows.

In March 2008, the guidance for derivatives and hedging was updated for enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and the related hedged items are accounted for, and how derivative instruments and the related hedged items affect an entity’s financial position, financial performance and cash flows.  The provisions of the updated guidance were adopted January 1, 2009.  The adoption had no impact on the Company’s financial position, results of operations, or cash flows.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

In May 2008, the guidance for convertible debt instruments was updated.  The guidance was updated to specify that issuers of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.  As the Company has had no convertible debt instruments that could be settled in cash upon conversion, whether in full or partially, the adoption of the adopted guidance had no impact on the Company’s financial position, results of operations, or cash flows.

In June 2008, the guidance for share-based payment transactions was updated.  The guidance was updated to address whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method described in ASC guidance for earning per share disclosures.  The provisions of the updated guidance were adopted January 1, 2009.  The adoption of the guidance had no impact on the Company’s financial position, results of operations, cash flows, or earnings per share data.

In June 2008, the guidance for derivatives and hedging when accounting for contracts in an entity’s own equity was updated to clarify the determination of whether an instrument (or embedded feature) is indexed to an entity’s own stock which would qualify as a scope exception from hedge accounting.  The provisions of the updated guidance were adopted January 1, 2009.  Refer to Note 3(q).

(s)	Recently issued accounting pronouncements

In April 2009, the ASC guidance for interim disclosures about fair value of financial instruments was updated to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements.  The guidance was also updated to require those disclosures in summarized financial information at interim reporting periods. The provisions of the updated guidance will be adopted by the Company on April 1, 2009.  The adoption of the guidance is not expected to have an impact on the Company’s financial position, results of operations, or cash flows.

In April 2009, the guidance for fair value measurements and disclosure was updated to provide additional guidance on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying circumstances that indicate when a transaction is not orderly.  The provisions of this updated guidance will be adopted April 1, 2009.  The adoption of the guidance is not expected to have an impact on the Company’s fair value measurements.

4.	MONTANA TUNNELS JOINT VENTURE

On July 28, 2006, Apollo entered into a JV Agreement with Elkhorn in respect of the Montana Tunnels mine (the “Mine”).  Elkhorn contributed $13 million in return for a 50% interest in the Mine and Montana Tunnels Mining, Inc. (“MTMI”) contributed all of its assets and liabilities related to the Mine into the joint venture for a 50% interest in the Mine.

Elkhorn received 55% and Apollo received 45% of the positive free cash flow, as defined in the JV agreement, from the Mine until July 8, 2008 when Elkhorn had received cash flow of $13 million (at which time Apollo had received $10.6 million).  Since July 8, 2008, Apollo receives 60% and Elkhorn 40% of the positive free cash flow from the Mine, until both parties have received an equal amount (at which time Apollo and Elkhorn will have each received $17.7 million).  Thereafter, the sharing will be 50/50.

Apollo accounts for its 50% interest in the Montana Tunnels joint venture using the equity method, whereby the Company's share of the investees' earnings and losses is included in operations and its investments therein are adjusted by a similar amount.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

Summarized financial information for the Montana Tunnels joint venture is as follows, including a reconciliation of the Company’s equity investment in the venture:

	March 31, 2009	December 31, 2008
Cash and cash equivalents	$1,094	$24
Other non-cash current assets	7,902	12,432
Current assets	8,996	12,456
Property, plant and equipment	11,518	12,076
Restricted certificates of deposit	16,432	16,418
Total assets	36,946	40,950

Current liabilities	6,402	7,648
Accrued site closure costs	18,692	18,330
Other long-term liabilities	230	1,192
Total liabilities	25,324	27,170

Total equity	11,622	13,780
Less: Elkhorn equity interest in Montana Tunnels	(5,811)	(6,890)
Apollo equity investment in Montana Tunnels	$5,811	$6,890

Summarized results of the operations of the Montana Tunnels joint venture is as follows, including a reconciliation of the Company’s equity earnings in the venture:

	Three months ended March 31, 2009	Three months ended March 31, 2008
Revenue from sale of minerals	$14,740	$31,804
Direct operating costs	15,070	16,006
Depreciation and amortization	512	650
Accretion expense – accrued site closure costs	362	354
	15,944	17,010
Operating (loss) income	(1,204)	14,794
Interest income	14	104
Interest expense	(58)	(224)
Net (loss) income	$(1,248)	$14,674

Less: Elkhorn equity share of net (loss) income	(624)	7,337
Apollo equity (loss) income in Montana Tunnels	$(624)	7,337

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

5.	DERIVATIVE INSTRUMENTS

Fair value of derivative instruments consists of:

	March 31, 2009			December 31, 2008
	Cost Basis	Unrealized Gain (Loss)	Fair Value	Cost Basis	Unrealized Gain (Loss)	Fair Value
Assets
Gold, silver and lead contracts	$–	$–	$–	$–	$552	$552
Less: Current portion	–	–	–	–	(552)	(552)
Long-term portion	$–	$–	$–	$–	$–	$–

Liabilities
Gold forward sales contracts	$–	$(16,106)	$(16,106)	$–	$–	$–
Canadian dollar purchase contracts	$–	$(1,760)	$(1,760)	$–	$–	$–
Less: Current portion	–	3,600	3,600	–	–	–
Long-term portion	$–	$(14,266)	$(14,266)	$–	$–	$–

On February 20, 2009, the Company entered into a $70.0 million Project Facility with two banks relating to Black Fox (Note 7).  As required by the terms of the Project Facility, the Company entered into a derivative program covering a portion of the Company’s forecasted gold sales and forecasted Canadian dollar operating costs, with the Banks acting as counterparties.

The derivative program includes gold forward sales of 250,430 ounces, representing approximately 60% of the Company’s forecasted sales beginning in May 2009 and continuing over the four year term of the Project Facility.  The weighted average price of the sales program is $876 per ounce of gold.

The foreign exchange derivative program is for the Canadian dollar equivalent of $58 million representing approximately 30% of the Company’s forecasted Canadian dollar operating costs beginning in May 2009 and continuing over the four year term of the Project Facility.  The weighted average price of the sales program is Cdn$1.21 per $1.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

Settlements of the remaining gold forward sales contracts and Canadian dollar foreign exchange contracts as of March 31, 2009 are as follows (table not in thousands):

	Gold Forward Sales Contracts		Canadian Dollar Foreign Exchange Contracts
Year of Settlement	Gold Ounces	Average Contract Price Per Ounce	Pay US Dollars (Millions)	Exchange Rate (Cdn$/USD)	Purchase Canadian Dollars (Millions)
2009	50,099	$876	$8.1	$1.21	$9.8
2010	57,646	$876	$13.4	$1.21	$16.3
2011	54,704	$876	$16.1	$1.21	$19.5
2012	73,458	$876	$16.3	$1.21	$19.7
2013	14,523	$876	$4.1	$1.21	$4.9
	250,430		$58.0		$70.2

The Company did not apply hedge accounting to these transactions.  As a result, the Company accounts for these derivative instruments as investments and records the changes in unrealized gains and losses in the consolidated statement of operations each period.  The fair value of these derivatives is recorded as an asset or liability at each balance sheet date as follows:

	Asset Derivatives				Liability Derivatives
	March 31, 2009		December 31, 2008		March 31, 2009		December 31, 2008
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives not designated as hedging instruments under ASC 815-20
Gold forward contracts	n/a	$–	Derivative instruments	$54	Derivative instruments	$16,106	n/a	$–
Silver forward contracts	n/a	–	Derivative instruments	139	n/a	–	n/a	–
Lead forward contracts	n/a	–	Derivative instruments	359	n/a	–	n/a	–
Canadian currency forward contracts	n/a	–	n/a	–	Derivative instruments	1,760	n/a	–
Total derivatives		$–		$552		$17,866		$–

Gold, silver and lead contracts outstanding as of December 31, 2008 were related to the Montana Tunnels operations.  These contracts matured and were settled during the first quarter of 2009 for a realized gain of $0.4 million.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

6.	LONG-TERM INVESTMENTS

The Company acquired auction rate securities (“ARS”) in 2007, which are recorded in long-term investments, with a face value of $1.5 million.  During the quarters ended March 31, 2009 and 2008, there were no purchases, sales, or settlements of these ARS.  The ARS mature in 2033.  The Company has recorded an other than temporary impairment on its ARS, within foreign exchange loss and other in the consolidated statement of operations of $0.05 and $0.10 million for the three months ended March 31, 2009 and 2008, respectively, and as such, no amounts have been recorded in other comprehensive income.  The adjusted cost basis and fair value of ARS at March 31, 2009 and December 31, 2008 are $1.0 and $1.1 million, respectively. The ARS are pledged as collateral for a $0.9 million margin loan.

The Company’s ARS investments are valued using a probability-weighted discounted cash flow valuation.  The Company’s valuation of the ARS investments considers possible cash flows and probabilities forecasted under certain potential scenarios.  Each scenario’s cash flow is multiplied by the probability of that scenario occurring.  The major inputs included in the valuation are: (i) maximum contractual ARS interest rate, (ii) probability of passing auction/early redemption at each auction, (iii) probability of failing auction at each auction, (iv) probability of default at each auction, (v) severity of default, and (vi) discount rate.  Changes in these assumptions to reasonably possible alternative assumptions would not significantly affect the Company’s results.

The following table summarizes the effect of changes in fair value on the Company’s carrying value of ARS:

Value of ARS upon acquisition	$1,500
Other than temporary impairment	(33)
Balance, December 31, 2007	1,467
Other than temporary impairment	(386)
Balance, December 31, 2008	1,081
Other than temporary impairment	(45)
Balance, March 31, 2009	$1,036

7.	BLACK FOX PROJECT FINANCING FACILITY AND BRIDGE FACILITY

(a)	Project Financing Agreement

On February 20, 2009, the Company entered into a $70 million project financing agreement (the “Project Facility”) with two banks (the “Banks”) relating to the Black Fox Project.  As of March 31, 2009, the Company had borrowed $41.5 million of the $70 million available under the Project Facility.  The Company used $15 million of the proceeds from the Project Facility to repay the $15.0 million bridge facility entered into on December 10, 2008 (the “Bridge Facility”, refer to (d) below) on February 23, 2009, and intends to draw the full $70 million and use $55 million to complete the development of the Black Fox Project and to provide for up to $7.0 million in agreed corporate expenditures.  As of May 8, 2009, the Company had borrowed $58.0 million of the Project Facility.

The terms of the Project Facility include:  (i) a commitment by the Banks to lend to the Company up to $70 million available for drawdown between February 20, 2009 and June 30, 2009; (ii) interest on the outstanding principal amount accruing at a rate equal to the London interbank offered rate (“LIBOR”) plus 7% per annum and payable in monthly installments commencing March 31, 2009 (interest is currently payable monthly but may be monthly, quarterly or such other period as may be agreed to by the Banks and the Company); (iii) scheduled repayment of the principal amount in unequal quarterly amounts commencing September 30, 2009 with the final repayment no later than March 31, 2013; and (iv) an arrangement fee of $3.5 million, which was paid by the Company to the Banks in cash on February 23, 2009.  The average monthly LIBOR rate charged to the Company during the three months ended March 31, 2009 was 0.5%.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

Borrowings under the Project Facility are secured by substantially all of the Company’s assets, including the Black Fox Project, and the stock of its subsidiaries.  The Project Facility contains various financial and operational covenants that impose limitations on the Company which include, among other requirements, the following:  maintenance of certain financial coverage ratios and minimum project reserves, satisfaction of a minimum tangible net worth test, and the operation of the Black Fox project in compliance with an agreed cash flow budgeting and operational model.  As at March 31, 2009, the Company was in compliance with the various financial and operational covenants of the Project Facility.

In consideration for providing the financing, the Banks were issued an aggregate of 34,836,111 warrants (“Banks’ Compensation Warrants”) at an exercise price of $0.201 (Cdn$0.252) per share (subject to anti-dilution adjustments) that expire on February 20, 2013.  The Banks’ Compensation Warrants are in addition to the 42,614,254 common share purchase warrants issued to the Banks in connection with the Bridge Facility.  The Banks’ Compensation Warrants were assigned a fair value of $7.4 million, using an option pricing model with the following assumptions:  no dividends are paid, a volatility of the Company’s share price of 81%, an expected life of the warrants of four years, and an annual risk-free rate of 1.9%.

The Company recorded a $10.9 million discount on the Project Facility, comprised of the $3.5 million arrangement fee and the $7.4 million fair value of the Banks’ Compensation Warrants, which discount will be accreted over the life of the loan using an effective interest rate of 7.1% and charged to interest expense.  The accreted interest from the date of loan origination through May 24, 2009 (the date on which Black Fox entered commercial production) was capitalized to Black Fox.  Additionally, the Company recorded $0.6 million of debt transactions costs that are treated similarly to the discount on the Project Facility.

The drawn amounts on the Project Facility as of March 31, 2009 are repayable by the Company as shown in the table below.  The amounts due on the Project Facility at March 31, 2009 are included within current and long-term portion of debt, which balance includes notes payable, leases payable and other debt.

2009 (9 months)	$15,300
2010	13,800
2011	10,200
2012	2,200
Amount drawn on facility	41,500
Less unamortized debt discount	(10,675)
Total of project facility included within debt on the balance sheet	30,825
Less current portion	(19,700)
Long-term portion	$11,125

(b)	Derivative Program in Connection with the Project Facility

As a part of the Project Facility, the Company and the Banks have entered into a derivative program covering a portion of both the Company’s gold sales and its Canadian dollar operating costs over the four year term of the Project Facility (Note 5).

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

(c)	Additional Debt Transaction Costs Resulting from the Project Facility

Under the terms of a previously existing engagement letter between the Company and a certain financial advisory services firm (the “Firm”) pursuant to which the Firm agreed to provide financial advisory services to the Company, the Project Facility constituted an “alternative transaction” that required the Company to compensate the Firm by issuing to it 2,172,840 common shares and 2,567,901 common share purchase warrants exercisable for a two year period at an exercise price of $0.205 (Cdn$0.256). In addition, the Company was required to compensate the Firm for related financial advisory services by issuing to it 1,000,000 common shares of the Company. The Company recorded debt transaction costs of $1.2 million comprised of $0.8 million for the common shares issued to the Firm and $0.4 million for the warrants issued to the Firm. The warrants were assigned a fair value of $0.4 million, using an option pricing model with the following assumptions: no dividends are paid, a volatility of the Company’s share price of 80%, an expected life of the warrants of two years, and an annual risk-free rate of 1.2%.

(d)	Bridge Facility

On December 10, 2008, the Company entered into a $15 million bridge financing facility (the “Bridge Facility”) relating to the development of the Black Fox mine.

On February 23, 2009, the Company utilized a portion of its proceeds from the Project Facility (refer to (a) above) to settle the full amount outstanding under the Bridge Facility.  The obligation was settled in full via a cash payment of $15.3 million.

8.	CONVERTIBLE DEBENTURES

On February 19, 2009, the Company reached an agreement with the largest holder (the “Large Holder”) of its Series 2007-A convertible debentures (the “2007 Debentures”) to extend the maturity date of the $4.3 million principal amount of the 2007 Debentures held by the Large Holder from February 23, 2009 to February 23, 2010 (the “Extended Debentures”).

The Large Holder owned $4.3 million principal amount of the 2007 Debentures as of December 31, 2008 and February 23, 2009 (on which $0.8 million of interest was accrued as of February 23, 2009) and 8,580,000 of warrants issued in connection with the 2007 Debentures (the “2007 Debenture Warrants). The Company and the Large Holder also agreed that the Company shall have the option to repay on February 23, 2009 the $0.8 million of accrued interest on the Large Holder’s 2007 Debentures in either common shares of the Company or cash. On February 23, 2009, the Company repaid the $0.8 million of accrued interest on the large Holder’s 2007 Debentures by issuing 2,444,765 common shares of the Company. In consideration for the foregoing, the Company agreed to (i) issue 2,000,000 common shares of the Company to the Large Holder on February 23, 2009 (the “Large Holder Shares”), (ii) extend the expiration date of the 8,580,000 2007 Debenture Warrants issued to the Large Holder to March 5, 2010 (the “Large Holder Warrants”) and (iii) reduce the exercise price of the Large Holder Warrants from $0.50 to $0.25.

The terms and conditions of the $3.1 million aggregate principal amount of 2007 Debentures and 2007 Debenture Warrants not owned by the Large Holder were not amended and remained unchanged and principal and $0.6 million interest were repaid in cash on February 23, 2009.

The Company recorded a loss on modification of convertible debentures of $2.0 million comprised of $0.6 million for the Large Holder Shares, $1.3 million for the Large Holder Warrants and $0.1 million for administrative costs. The Large Holder Warrants were assigned a fair value of $1.3 million, using an option pricing model with the following assumptions: no dividends are paid, a volatility of the Company’s share price of 97%, an expected life of the warrants of one year, and an annual risk-free rate of 1.2%.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

The Extended Debentures bear interest at a rate of 18% per annum and are convertible into common shares of the Company at $0.50.  The 2007 Debentures are convertible, at the option of the holder, at any time prior to maturity into common shares of the Company at a price of $0.50 per common share.

On the date of extension of the Extended Debentures, the $4.3 million principal represented the fair value of the Debentures.  The holder’s option to convert the principal balance into common shares did not represent a beneficial conversion feature at the date of extension as the trading price of the Company’s common shares was lower than the strike price, and as such, no portion of the principal was allocated to the holder’s option to convert the principal balance.  The $4.3 million fair value of the Extended Debentures is classified as a liability.

9.	SHAREHOLDERS’ EQUITY

(a)	Shares issued in 2009

(i)            For the three months ended March 31, 2009, there were 2,833,333 shares issued upon exercise of warrants for proceeds of $0.5 million.  Each warrant exercised had an exercise price of $0.176.

(ii)           On February 20, 2009, the Company issued to a Firm (see Note 7(c)) 3,172,840 common shares of the Company and 2,567,901 common share purchase warrants exercisable for a two year period at an exercise price of $0.205 (Cdn$0.256) for services rendered.  The common share purchase warrants were assigned a fair value on issuance of $0.4 million, using an option pricing model with the following assumptions: no dividends are paid, volatility of the Company’s share price of 80%, and expected life of the warrants of 2 years, and an annual risk-free rate of 1.2%.  As the common share purchase warrants carry a strike price in Canadian dollars, they are not considered to be indexed to the Company’s stock, and are therefore accounted for as derivative instruments (Note 3(q)).  The fair value of the compensation warrants is assessed at each period end.  As of March 31, 2009, the fair value of the outstanding warrants was a liability of $0.5 million.

(iii)           On February 23, 2009, the Company issued 2,444,765 common shares of the Company for payment of the $0.8 million of accrued interest on the Large Holder’s 2007 Debentures (see Note 8).  In addition, the Company issued 2,000,000 common shares of the Company in consideration for extending the 2007 Debentures and extended 8,580,000 warrants from February 23, 2009 to March 5, 2010 and reduced the exercise price of these warrants from $0.50 to $0.25.

(b)	Warrants

A summary of information concerning outstanding warrants is as follows:

Number of Warrants and Shares Issuable upon Exercise
Balance, December 31, 2008	91,277,374
Warrants issued	37,404,012
Warrants exercised	(2,833,333)
Warrants expired	(9,353,200)
Balance, March 31, 2009	116,494,853

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

The following summarizes outstanding warrants to purchase common shares of the Company as at March 31, 2009:

Date Issued	Number of Warrants and Shares Issuable upon Exercise	Exercise Price	Expiry Date
		Exercisable in US$
November 8, 2006	4,666,666	0.176	November 8, 2009
November 8, 2006	1,178,944	0.50	November 8, 2009
February 23, 2009	8,580,000	0.25	March 4, 2010
	14,425,610
		Exercisable in Cdn$
October 31, 2007	372,727	0.55	April 30, 2009 (1)
August 21, 2008	1,020,000	0.50	February 21, 2010
December 31, 2008	255,000	0.30	December 31, 2010
February 20, 2009	2,567,901	0.256	February 20, 2011
July 24, 2008	20,403,250	0.65	July 24, 2011
December 10, 2008	42,614,254	0.221	December 10, 2012
February 20, 2009	34,836,111	0.252	February 20, 2013
	102,069,243
	116,494,853
(1) These warrants expired unexercised on April 30, 2009.

In addition, 2,448,390 units issued to placement agents on July 24, 2008 (the Agents’ Units) are outstanding. Each Agents’ Unit is exercisable at Cdn$0.60 for four years into one common share of the Company and one- half of one warrant (the Agents’ Warrant), with each whole Agents’ Warrant exercisable into one common share of the Company at Cdn$0.78. The Agent’s Units and Agents’ Warrants expire on July 24, 2012.

(c)	Options

A summary of information concerning outstanding fixed stock options at March 31, 2009 is as follows:

	Number of Common Shares	Weighted Average Exercise Price Per Share
Balance, December 31, 2008	8,281,309	$0.77
Options granted	3,238,567	0.32
Options forfeited	(1,350)	1.36
Balance, March 31, 2009	11,518,526	$0.64

The following table summarizes information concerning outstanding and exercisable stock options at March 31, 2009:

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

Options Outstanding				Options Exercisable
Number Outstanding	Expiry Date	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (in years)	Number Exercisable	Weighted Average Exercise Price Per Share
100,000	September 1, 2011	$0.46	2.4	100,000	$0.46
676,700	February 18, 2013	2.24	3.9	676,700	2.24
260,000	March 10, 2014	2.05	4.9	260,000	2.05
25,000	May 19, 2014	1.44	5.1	25,000	1.44
20,200	August 10, 2014	0.95	5.4	20,200	0.95
1,159,750	March 10, 2015	0.65	5.9	1,159,750	0.65
100,000	August 4, 2015	0.27	6.3	100,000	0.27
300,000	December 12, 2015	0.20	6.7	300,000	0.20
125,000	March 28, 2016	0.65	7.0	125,000	0.65
200,000	May 23, 2016	0.53	7.2	200,000	0.53
108,000	August 10, 2016	0.48	7.4	108,000	0.48
40,000	November 9, 2016	0.32	7.6	40,000	0.32
2,940,246	February 6, 2017	0.57	7.9	2,940,246	0.57
49,825	May 23, 2017	0.46	8.4	24,913	0.46
2,098,988	March 27, 2018	0.66	9.0	1,049,494	0.66
21,250	August 12, 2018	0.37	9.4	–	–
55,000	November 11, 2018	0.15	9.6	–	–
3,238,567	March 31, 2019	0.32	10.0	–	–
11,518,526		$0.64	8.1	7,129,303	$0.79

(d)	Stock-based compensation

The fair value of each option granted is estimated at the time of grant using the Black-Scholes option-pricing model with weighted average assumptions for grants as follows:

	March 31, 2009	March 31, 2008
Risk-free interest rate	1.9%	2.9%
Dividend yield	0%	0%
Volatility	78%	61%
Expected life in years	6	6
Weighted average grant-date fair value of stock options	$0.22	$0.39

Stock compensation expense is recognized on a straight-line basis over the vesting period. Expense recognized for the three-months ended March 31, 2009 and 2008 was $0.2 million and $0.1 million, respectively. As at March 31, 2009 there was $0.8 million of total unrecognized compensation cost related to unvested options, which will be amortized over their remaining vesting period of 1.6 years.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

10.	INTEREST EXPENSE

Interest expense consists of:
	March 31, 2009	March 31, 2008
Accretion on convertible debentures	$802	$2,223
Amortization of deferred financing costs	–	53
Capital leases and other	28	143
	$830	$2,419

For the three months ended March 31, 2009, the Company recorded capitalized interest of $0.8 million.

11.	INCOME TAXES

The Company recorded income tax benefits of $0.1 million and $0.6 million for the three months ended March 31, 2009 and 2008, respectively, due to the issuance of flow-through shares but recorded no other recovery for income taxes as the net loss carry forwards are fully offset by a valuation allowance.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

12.	EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share (“EPS”) is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated to reflect the dilutive effect of exercising outstanding warrants and stock options and of conversion of convertible debentures by applying the treasury stock method.

Earnings (loss) used in determining EPS are presented below for the three months ended March 31.

	2009	2008
Net (loss) income	$(28,424)	$2,260
Weighted average number of shares outstanding, basic	226,458,505	159,335,903
Dilutive securities:
Options	–	559,341
Warrants	–	5,127,349
Weighted average number of shares outstanding, diluted	226,458,505	165,022,593
Basic and diluted earnings (loss) income per share	$(0.13)	$0.01

Options and warrants outstanding but not included in computation of diluted weighted average number of shares (“OWNI”) because the strike prices exceeded the average price of the common shares	36,486,837	5,540,249
Average exercise price of OWNI	$0.55	$1.02
Shares issuable for convertible debentures excluded from calculation of EPS because their effect would have been anti-dilutive	8,580,000	15,304,200
Average conversion price of anti-dilutive convertible securities	$0.50	$0.50

Due to a net loss for the three months March 31, 2009, an additional 27.0 million warrants and stock options were excluded from the EPS computation because their effect would have been anti-dilutive.

13.	COMMITMENTS AND CONTINGENCIES

(a)           Commitments for the Development of Black Fox

The Company had entered into a number of contractual commitments related to the development of Black Fox. As of March 31, 2009, these commitments totaled approximately $14 million and are expected to become due within the next 12 months.

(b)	Environmental

As of March 31, 2009, the Company had commitments to post $4.1 million (Cdn$5.2) for the benefit of the Ministry of Northern Development and Mines to cover estimated costs of site reclamation at Black Fox. The amounts are scheduled to be posted as follows: (1) $2.7 million (Cdn$3.4 million) in April 2009 and (2) $1.4 million (Cdn$1.8 million) in May 2009. The Cdn$3.4 million was posted as scheduled in April 2009.

In addition to the Cdn$5.2 million commitments for bonding discussed in the above paragraph, upon acquisition of the mill at Black Fox in July 2008, the Company committed to replace the $1.0 million (Cdn$1.2 million) bond posted by St Andrew Goldfields Ltd. by July 28, 2009. When the existing bond is replaced, the cash on deposit will be released to Apollo and Apollo will be required to pay $1.0 million (Cdn$1.2 million) to St Andrew Goldfields Ltd.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

14.	SUPPLEMENTAL CASH FLOW INFORMATION

(a)	Net changes in non-cash operating working capital items for the three months ended March 31 are:

	2009	2008
(Increase) decrease in:
Accounts receivable and other	$(706)	$(513)
Prepaids	12	237
Increase (decrease) in:
Accounts payable	852	(726)
Accrued liabilities	429	(300)
	$587	$(1,302)

(b)	Components of cash and cash equivalents are:

	March 31, 2009	March 31, 2008
Cash	$4,645	$87
Short-term investments	–	–
	$4,645	$87

(c)	Non-cash transactions for the three months ended March 31 are:

	2009	2008
Increase in prepaid assets due to financing a portion of the Company’s insurance program via the issuance of notes payable	582	-
Increase in property, plant and equipment due to assets acquired via issuance of notes payable	633	-
Increase in contributed surplus for the issuance of warrants to the Banks in connection with the Project Facility (Note 7(a)) and a corresponding decrease in debt for the debt discount	7,395	-
Increase in share capital and reduction in convertible debentures due to the conversion of Series 2007-A convertible debentures into common shares of the Company	-	665

15.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company examines the various financial instrument risks to which it is exposed and assesses the impact and likelihood of those risks. These risks may include market risk, credit risk, liquidity risk, currency risk, interest rate risk and commodity risk. Where material, these risks are reviewed and monitored by the Board of Directors.

(a)	Capital Risk Management

The Company manages its capital to ensure that it will be able to continue as a going concern while maximizing the return to shareholders through the optimization of its debt and equity balance. The Company’s overall strategy remains unchanged from 2008.

The capital structure of the Company consists of current and long-term debt, convertible debentures and equity attributable to common shareholders, comprising issued common stock, note warrants, additional paid-in capital, and accumulated deficit.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

(b)	Credit Risk

Credit risk on financial instruments arises from the potential for counterparties to default on their obligations to the Company. The Company’s credit risk is limited to cash and cash equivalents, trade receivables, restricted cash, restricted certificates of deposit, derivative instruments and auction rate securities in the ordinary course of business. Cash and cash equivalents, restricted cash, restricted certificates of deposit, derivative instruments and auction rate securities are placed with high-credit quality financial institutions. The Company sells its metal production exclusively to large international organizations with strong credit ratings. The balance of trade receivables owed to the Company in the ordinary course of business is not significant. The carrying value of accounts receivable approximates fair value due to the relatively short periods to maturity on these instruments. Therefore, the Company is not exposed to significant credit risk. Overall, the Company’s credit risk has not changed significantly from 2008.

The Company assesses quarterly whether there has been an impairment of the financial assets of the Company. Other than disclosed in Note 6 related to ARS, the Company has not recorded an impairment on any of the financial assets of the Company during the three months ended March 31, 2009. Apollo continues to maintain a portion of its investments in ARS, which are floating rate securities that are marketed by financial institutions with auction reset dates at 28 day intervals to provide short-term liquidity. All ARS were rated AAA when purchased, pursuant to Apollo’s investment policy at the time. Auction rate securities are no longer permitted to be purchased under the Company’s current investment policy. Beginning in August 2007, a number of auctions began to fail and the Company is currently holding ARS with a par value of $1.5 million which currently lack liquidity. All of Apollo’s ARS have continued to make regular interest payments. Apollo’s ARS were downgraded to Aa during the second quarter of 2008. If uncertainties in the credit and capital markets persist or Apollo’s ARS experience further downgrades, the Company may incur additional impairments, which may continue to be judged other than temporary. Apollo believes that the current illiquidity of its ARS will not have a material impact on Apollo’s financial condition.

The Company’s maximum exposure to credit risk is represented by the carrying amount on the balance sheet of cash and cash equivalents, trade receivables, restricted cash, restricted certificates of deposit, derivative instruments and auction rate securities. There are no material financial assets that the Company considers to be past due.

(c)	Liquidity Risk

Liquidity risk is the risk that the Company will not meet its financial obligations as they become due. The Company has a planning and budgeting process to monitor operating cash requirements including amounts projected for the existing capital expenditure program and plans for expansion, which are adjusted as input variables change. These variables include, but are not limited to, available bank lines, mineral production from existing operations, commodity prices, taxes and the availability of capital markets. As these variables change, liquidity risks may necessitate the need for the Company to conduct equity issues or obtain project debt financing.

Trade payables and accrued liabilities are paid in the normal course of business typically according to their terms. The Company ensures that there are sufficient committed loan facilities to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash and cash equivalents. At March 31, 2009, the Company is in compliance with its debt covenants. The Company’s overall liquidity risk has not changed significantly from the prior year.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

(d)	Currency Risk

Financial instruments that impact the Company’s net income or other comprehensive income due to currency fluctuations include: Canadian dollar denominated cash and cash equivalents, restricted certificates of deposit, accounts receivable and accounts payable. For the three months ended March 31, 2009, the sensitivity of the Company’s net income due to changes in the exchange rate between the Canadian dollar and the United States dollar would have impacted net income by $0.1 million, respectively, for a 10% increase or decrease in the Canadian dollar.

On February 20, 2009, in order to meet certain loan criteria of the Project Facility (Note 7(a)), the Company entered into certain option contracts. See Note 5 for details.

(e)	Interest Rate Risk

The Company is exposed to interest rate risk on its outstanding borrowings and short-term investments. As of March 31, 2009, the Company’s significant outstanding borrowings consist of $41.5 million of the Project Facility (Note 7(a)) and the Extended Debentures which have an aggregate $4.3 million face value (Note 8). Amounts outstanding under the Project Facility accrue interest at a floating rate based on LIBOR plus 7.0% and the Extended Debentures have a stated rate of 18%. The average monthly LIBOR rate charged to the Company on the Project Facility during the three months ended March 31, 2009 was 0.5%. The Company monitors its exposure to interest rates and has not entered into any derivative contracts to manage this risk. The weighted average interest rate paid by the Company during the first quarter of 2009 on its outstanding borrowings was 9.4%.

For the three months ended March 31, 2009, a 100 basis point increase or decrease in interest rates would not have had a significant impact on the amount of interest expense recorded during the quarter.

(f)	Commodity Price Risk

The Company’s principal businesses include the sale of several commodities. Revenues, earnings and cash flows from the sale of gold and silver are sensitive to changes in market prices, over which the Company has little or no control. The Company has the ability to address its price-related exposures through the limited use of options, future and forward contracts, but generally does not enter into such arrangements.

On February 20, 2009, in order to meet certain loan criteria of the Project Facility (Note 7(a)), the Company entered into certain gold forward sales contracts. See Note 5 for details.

(g)	Fair Value Estimation

The fair value of financial instruments that are not traded in an active market (such as derivative instruments) is determined using a Black-Scholes model based on assumptions that are supported by observable current market conditions, with the exception of auction rate securities (see Note 6).

The carrying value less impairment provision, if necessary, of cash and cash equivalents, restricted cash, restricted certificates of deposit, long-term investments, trade receivables and trade payables approximate their fair values. In addition, as the interest rate on the Company’s credit facility is floating and has no unusual rights or terms, the carrying value approximates its fair value.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

16.	SEGMENTED INFORMATION

Apollo operates the Montana Tunnels mine (a 50% joint venture) in the United States and the Black Fox development project in Canada. The financial information for Montana Tunnels assets and liabilities as of March 31, 2009 and December 31, 2008 and the results of operations for the three months ended March 31, 2009 and 2008 are reported under the equity investment method as a result of the joint venture agreement (see Note 4) and is presented within Corporate and other.

Amounts as at March 31, 2009 are as follows:

	Black Fox	Corporate and Other	Total
Current assets	$3,540	$5,514	$9,054
Property, plant, and equipment	78,468	3,032	81,500
Investment in Montana Tunnels joint venture	–	5,811	5,811
Restricted certificates of deposit	7,249	8	7,257
Other long-term assets	103	1,036	1,139
Total assets	$89,360	$15,401	$104,761

Current liabilities	$32,395	$11,931	$44,326
Derivative instruments	–	14,266	14,266
Equity-linked financial instruments	–	21,058	21,058
Accrued site closure costs	2,223	–	2,223
Debt and other long-term liabilities	12,845	323	13,168
Total liabilities	$47,463	$47,578	$95,041

Amounts as at December 31, 2008 are as follows:

	Black Fox	Corporate and Other	Total
Current assets	$10,758	$5,305	$16,063
Property, plant, and equipment	56,000	3,043	59,043
Investment in Montana Tunnels joint venture	–	6,890	6,890
Restricted certificates of deposit	3,814	7	3,821
Other long-term assets	110	1,074	1,184
Total assets	$70,682	$16,319	$87,001

Current liabilities	$27,664	$9,234	$36,898
Accrued site closure costs	1,398	–	1,398
Debt and other long-term liabilities	1,463	4,888	6,351
Total liabilities	$30,525	$14,122	$44,647

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

Amounts for the three months ended March 31, 2009 and 2008 are as follows:

	Three Months Ended March 31, 2009
	Black Fox	Corporate and Other	Total
Operating expenses
Depreciation and amortization	$–	$10	$10
General and administrative expenses	–	932	932
Exploration, business development and other	64	163	227
Operating loss	64	1,105	1,169

Other expenses (income)
Interest income	–	(40)	(40)
Interest expense	–	830	830
Debt transaction costs	–	1,239	1,239
Loss on modification of debentures	–	1,969	1,969
Fair value change on equity-linked financial instruments	–	4,753	4,753
Realized gains on investments – derivative instruments	–	(368)	(368)
Unrealized loss on investments – derivative instruments	–	18,418	18,418
Foreign exchange gain and other	–	(97)	(97)
Loss before income taxes and equity loss in Montana Tunnels joint venture	$(64)	$(27,809)	$(27,873)

Investing activities Property, plant and equipment expenditures	$21,866	$–	$21,866

	Three Months Ended March 31, 2008
	Black Fox	Corporate and Other	Total
Operating expenses
Depreciation and amortization	$–	$26	$26
General and administrative expenses	–	929	929
Exploration, business development and other	1,220	731	1,951
Operating loss	1,220	1,686	2,906

Other expenses (income)
Interest income	–	(74)	(74)
Interest expense	–	2,419	2,419
Realized gains on investments – derivative instruments	–	(518)	(518)
Unrealized loss on investments – derivative instruments	–	855	855
Foreign exchange loss and other	–	117	117
Loss before income taxes and equity earnings in Montana Tunnels joint venture	$(1,220)	$(4,485)	$(5,705)

Investing activities Property, plant and equipment expenditures	$8	$–	$8

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

17.	DIFFERENCES BETWEEN CANADIAN AND U.S. GAAP

The Company prepares its consolidated financial statements in accordance with U.S. GAAP. The following adjustments and/or additional disclosures would be required in order to present the financial statements in accordance with Canadian GAAP at March 31, 2009 and December 31, 2008 and for the three months ended March 31, 2009 and 2008.

Material variances between financial statement items under U.S. GAAP and the amounts determined under Canadian GAAP are as follows:

	March 31, 2009	December 31, 2008
Total assets in accordance with U.S GAAP	$104,761	$87,001
Bank indebtedness (e)	–	(742)
Financing costs (a)	(572)	–
Montana Tunnels joint venture (b)	14,419	16,254
Black Fox development costs(c)	29,159	29,183
Convertible debentures (d)	–	(66)
Total assets in accordance with Canadian GAAP	$147,767	$131,630

Total liabilities in accordance with U.S. GAAP	$95,041	$44,647
Bank indebtedness (e)	–	(742)
Montana Tunnels joint venture (b)	12,760	14,137
Convertible debentures (d)	(468)	(118)
Income taxes related to flow-through share issuance (e)	–	(49)
Equity-linked financial instruments (g)	(21,058)	–
Total liabilities in accordance with Canadian GAAP	$86,275	$57,875

Total shareholders’ equity in accordance with U.S. GAAP	$9,720	$42,354
Financing costs (a)	(572)	–
Montana Tunnels joint venture (b)	1,659	2,117
Black Fox development costs (c)	29,159	29,159
Convertible debentures (d)	468	52
Income taxes related to flow-through share issuance (e)	–	73
Equity-linked financial instruments (g)	21,058	–
Total shareholders’ equity in accordance with Canadian GAAP	$61,492	$73,755

Total shareholders’ equity and liabilities in accordance with Canadian GAAP	$147,767	$131,630

Under Canadian GAAP, the components of shareholders’ equity would be as follows:

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

	March 31, 2009	December 31, 2008
Share capital	$191,562	$188,927
Equity component of convertible debentures	584	1,987
Note warrants	–	2,234
Contributed surplus	35,175	21,683
Deficit	(165,829)	(141,076)
Total shareholders’ equity in accordance with Canadian GAAP	$61,492	$73,755

Under Canadian GAAP, the net (loss) income and net (loss) income per share would be adjusted as follows:

	Three months ended March 31,
	2009	2008
Net (loss) income for the period, based on U.S. GAAP	$(28,424)	$2,260
Financing costs (a)	(572)	53
Montana Tunnels joint venture (b)	(458)	(556)
Black Fox development costs (c)	–	1,195
Convertible debentures (d)	(168)	1,330
Warrants treated as liabilities under EITF 07-5 (h)	4,753	–
Income taxes (f)	116	(628)
Net (loss) income for the period based on Canadian GAAP	$(24,753)	$3,654
Comprehensive (loss) income based on Canadian GAAP	$(24,753)	$3,654
Basic and diluted net (loss) income per share in accordance with Canadian GAAP	$(0.11)	$0.02

Under Canadian GAAP, the consolidated statements of cash flows would be adjusted as follows:

	Three months ended March 31,
	2009	2008
Cash provided by (used in) operating activities based on U.S. GAAP	$749	$(614)
Montana Tunnels joint venture (b)	807	865
Black Fox development costs (c)	–	1,169
Cash provided by operating activities based on Canadian GAAP	1,556	1,420

Cash (used in) provided by investing activities based on U.S. GAAP	(13,696)	759
Montana Tunnels joint venture (b)	(6)	(677)
Black Fox development costs (c)	–	(1,169)
Restricted cash for Canadian flow-through expenditures (e)	(3,084)	(745)
Cash used in investing activities based on Canadian GAAP	(16,786)	(1,832)

Cash provided by financing activities based on U.S. GAAP	17,596	(1,378)
Montana Tunnels joint venture (b)(i)	(267)	(179)
Cash provided by (used in) financing activities based on Canadian GAAP	17,329	(1,558)

Effect of exchange rate changes on cash	(4)	(14)

Net cash inflow (outflow) in accordance with Canadian GAAP	2,095	(1,984)
Cash, beginning of period in accordance with Canadian GAAP	3,097	4,852
Cash, end of period in accordance with Canadian GAAP	$5,192	$2,868

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

(a)	Financing costs

Under U.S. GAAP, debt financing costs are capitalized and amortized over the term of the related debt.

Under Canadian GAAP, as of January 1, 2007, the Company expenses debt financing costs when they are incurred. Prior to January 1, 2007, under Canadian GAAP, debt financing costs were capitalized and amortized over the term of the related debt. As a result, the Company recorded an adjustment under Canadian GAAP to reduce capitalized financing costs by $0.6 million and increase accumulated deficit by $0.6 million.

Also, as of December 31, 2008, the Company recorded $2.6 million for financing costs in connection with the Bridge Facility which were capitalized as development expenses for the Black Fox Project under U.S. GAAP. Under Canadian GAAP, these costs are recorded as deferred financing costs and are depreciated on a units-of-production basis. There is no difference in total assets between U.S. and Canadian GAAP with respect to this transaction; and therefore, it has not been included as a Canadian GAAP adjusting item.

(b)	Montana Tunnels joint venture

(i)           Joint venture

Under U.S. GAAP, the Company has accounted for its 50% interest in the Montana Tunnels joint venture (“Montana Tunnels”) using the equity method whereby the Company's share of the investees' earnings and losses is included in operations and its investments therein are adjusted by a similar amount.

Under Canadian GAAP, the Company would account for its joint venture interest in Montana Tunnels using the proportionate consolidation method whereby the Company's proportionate share of each line item of Montana Tunnels assets, liabilities, revenues and expenses is included in the corresponding line item of the Company's financial statements.

The carrying value of Montana Tunnels is lower under U.S. GAAP than under Canadian GAAP following a 2002 impairment of the property, plant and equipment (when Montana Tunnels was a 100% owned subsidiary of the Company) and as a result the gain on transfer of the Company's interest in Montana Tunnels into the joint venture under U.S. GAAP is higher. Under U.S. GAAP the gain on transfer of the Company's interest in Montana Tunnels into the joint venture was included in the net loss for the year ended December 31, 2006; whereas under Canadian GAAP it was deferred and is recognized as an adjustment to net income using the units-of-production method over the expected life of mine based on the recoverable gold equivalent ounces.

(ii)           Impairment of property, plant and equipment

In 2002, under U.S. GAAP, write-downs were determined using current proven and probable reserves. Accordingly, for U.S. GAAP purposes, an impairment of property, plant and equipment and an adjustment to the related depreciation was been recorded.

Under Canadian GAAP, write-downs for impairment of property, plant and equipment are determined using current proven and probable reserves and mineral resources expected to be converted into mineral reserves, and as such, no impairment was recorded for Canadian GAAP purposes.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

(iii)           Stripping costs

Under U.S. GAAP, the cost of removing overburden and waste materials to access the ore body at an open pit mine prior to the production phase are referred to as “pre-stripping costs”. Pre-stripping costs are capitalized during the development of an open pit mine. The production phase of an open pit mine commences when saleable materials are produced. Stripping costs incurred during the production phase of a mine are included in the cost of inventory produced during the period in which the stripping costs were incurred. Capitalized pre-stripping costs are amortized using the units-of-production method, whereby the denominator is the estimated recoverable ounces of gold in the associated open pit.

Under Canadian GAAP, stripping costs that represent a betterment to the mineral property are capitalized and amortized using the units-of-production method over the expected life of the mine based on the estimated recoverable gold equivalent ounces.

(c)	Development of Black Fox

On April 14, 2008, the Company filed a Canadian National Instrument 43-101 prepared to U.S. standards and on April 24, 2008, the Company’s Board of Directors approved a plan authorizing management to proceed with development of Black Fox. Therefore, effective April 24, 2008, under U.S. GAAP, mining development costs at the Black Fox Project are capitalized. Development costs incurred prior to April 24, 2008 were expensed as incurred under U.S. GAAP.

Under Canadian GAAP, mining development costs at Black Fox Project have been capitalized from inception. Accordingly, for Canadian GAAP purposes, a cumulative increase in property, plant and equipment of $29.2 million has been recorded as at March 31, 2009.

(d)	Convertible debentures

Under U.S. GAAP, the 2007 Debentures were recorded as compound financial instruments including detachable note warrants (Note 8). On issuance, under Canadian GAAP, the detachable note warrants are similarly treated as an equity instrument with the remainder of the convertible debentures treated as a liability. However, under Canadian GAAP, the beneficial conversion features determined using the effective conversion prices based on the proceeds allocated to the convertible debentures is allocated to contributed surplus. Canadian GAAP does not require the recognition of any beneficial conversion feature.

(e)	Flow-through common shares

Under Canadian income tax legislation, a company is permitted to issue flow-through shares whereby the Company agrees to incur qualifying expenditures and renounce the related income tax deductions to the investors. Under U.S. GAAP, the proceeds from issuance of these shares are allocated between the offering of shares and the sale of tax benefits. The allocation is made based on the difference between the quoted price of the existing shares and the amount the investor pays for the shares. A liability is recognized for this difference. The liability is reversed when tax benefits are renounced and a deferred tax liability is recognized at that time. Income tax expense is the difference between the amount of a deferred tax liability and the liability recognized on issuance.

Under Canadian GAAP, the Company has accounted for the issue of flow-through shares using the deferral method in accordance with Canadian GAAP. At the time of issue, the funds received are recorded as share capital.

Also, notwithstanding whether there is a specific requirement to segregate the funds, the flow-through funds which are unexpended at the consolidated balance sheet dates are considered to be restricted and are not considered to be cash or cash equivalents under U.S. GAAP. They are not considered restricted under Canadian GAAP. As at March 31, 2009 and December 31, 2008, there were unexpended flow-through funds of nil and $3.8 million, respectively.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

(f)	Income taxes

While tax accounting rules are essentially the same under both U.S. and Canadian GAAP, tax account differences can arise from differing treatment of various assets and liabilities. For example, certain mine developments cost are capitalized under Canadian GAAP and expensed under U.S. GAAP, as explained in (c) above. An analysis of these differences indicates that there are larger potential tax benefits under U.S. GAAP than under Canadian GAAP but a valuation allowance has been applied to all amounts as of March 31, 2009.

(g)	Equity-linked financial instruments not indexed to the Company’s own stock

Under U.S. GAAP, effective January 1, 2009, an equity-linked financial instrument would not be considered indexed to the entity’s own stock if the strike price is denominated in a currency other than the issuer’s functional currency. As of March 31, 2009 and January 1, 2009, the Company had 109.2 million and 64.7 million outstanding warrants to purchase common shares of the Company, respectively, that were either (a) denominated in a currency (Canadian dollars) other than its functional currency (US dollars) or (b) subject to a potential strike-price adjustment (the warrants issued November 8, 2006 were exercisable at $0.176 as of January 1, 2009) (see Note 3(q)). As such, these warrants are not considered to be indexed to the Company’s own stock, and are thereby required to be accounted for separately as derivative instruments, rather than as equity instruments.

Under Canadian GAAP, these warrants are accounted for as equity instruments, with their fair value upon issuance recognized as additional paid-in capital.

(h)	Changes to accounting pronouncements

Effective January 1, 2009, the Company adopted CICA Handbook Section 3064, Goodwill and Intangible Assets, which replaces CICA Handbook Section 3062, and establishes revised standards for recognition, measurement, presentation and disclosure of goodwill and intangible assets. Concurrent with the adoption of this standard, Emerging Issues Committee (“EIC”) 27, Revenues and Expenditures in the Pre-operating Period is no longer applicable. The adoption of Section 3064 did not have a material impact on the Company’s consolidated financial position and results of operations for the three month period ended March 31, 2009.

Effective January 1, 2009, the Company adopted CICA Handbook Sections 1582, Business Combinations, (“Section 1582”), 1601, Consolidated Financial Statements, (“Section 1601”) and 1602, Non-controlling Interests, (“Section 1602”) which replaces CICA Handbook Sections 1581, Business Combinations, and 1600, Consolidated Financial Statements. Section 1582 was applicable for the Company’s business combinations with acquisition dates on or after January 1, 2009. Section 1601 together with Section 1602 establishes standards for the preparation of consolidated financial statements. Section 1601 was applicable for the Company’s interim and annual consolidated financial statements for its fiscal year beginning January 1, 2009. The adoption of these three standards did not have a material impact on the Company’s consolidated financial position and results of operations for the three month period ended March 31, 2009.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

On January 20, 2009, the CICA issued EIC 173, Credit Risk and the Fair Value of Financial Assets and Financial Liabilities, which clarifies that an entity’s own credit risk and the credit risk of the counterparty should be taken into account in determining the fair value of financial assets and liabilities, including derivative instruments. EIC 173 is to be applied retrospectively without restatement of prior periods in interim and annual financial statements for periods ending on or after the date of issuance of EIC 173. The Company adopted this recommendation January 1, 2009. The adoption of this standard did not have a significant impact on the fair value of the gold forward sales at December 31, 2009.

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

(i)	Comparative financial statements

The following tables present comparative financial statements under both U.S. and Canadian GAAP.

	March 31, 2009		December 31, 2008
COMPARATIVE CONSOLIDATED BALANCE SHEETS	As Restated, U.S. GAAP	As Previously Reported, Canadian GAAP	As Restated, U.S. GAAP	As Previously Reported, Canadian GAAP
	(In thousands of U.S. Dollars)
ASSETS
CURRENT
Cash and cash equivalents	$4,645	$5,192	$–	$3,097
Restricted cash	1,477	1,477	13,827	10,000
Derivative instruments	–	–	552	552
Accounts receivable and other	1,927	3,478	1,249	3,134
Prepaids	1,005	1,120	435	546
Inventories	–	1,729	–	4,154
Total current assets	9,054	12,996	16,063	21,483
Long-term investments	1,036	1,036	1,081	1,081
Property, plant and equipment	81,500	117,975	59,043	95,881
Deferred stripping costs	–	184	–	1,052
Investment in Montana Tunnels joint venture	5,811	–	6,890	–
Restricted certificates of deposit	7,257	15,473	3,821	12,030
Other long-term assets	103	103	103	103
TOTAL ASSETS	$104,761	$147,767	$87,001	$131,630
LIABILITIES
CURRENT
Bank indebtedness	$–	$–	$742	$–
Accounts payable	12,329	12,922	12,607	13,827
Accrued liabilities	1,062	1,718	640	1,449
Property and mining taxes payable	–	1,089	–	1,146
Derivative instruments	3,600	3,600	–	–
Current portion of debt	23,040	24,001	19,435	20,636
Convertible debentures	4,295	3,827	3,474	3,356
Total current liabilities	44,326	47,157	36,898	40,414
Accrued long-term liabilities	323	323	316	316
Derivative instruments	14,266	14,266	–	–
Debt	12,483	12,501	968	1,012
Convertible debentures	–	–	4,571	4,571
Equity-linked financial instruments	21,058	–	–	–
Accrued site closure costs	2,223	11,569	1,398	10,563
Future income tax liability	362	362	496	447
Deferred gain	–	97	–	552
TOTAL LIABILITIES	95,041	86,275	44,647	57,875

SHAREHOLDERS’ EQUITY
Common stock	192,275	191,562	189,451	188,927
Equity component of convertible debentures	–	584	–	1,987
Note warrants	–	–	2,234	2,234
Additional paid-in capital	44,972	35,175	48,241	21,683
Accumulated deficit	(227,527)	(165,829)	(197,572)	(141,076)
TOTAL SHAREHOLDERS’ EQUITY	9,720	61,492	42,354	73,755
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$104,761	$147,767	$87,001	$131,630

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

COMPARATIVE CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME	Three months ended March 31, 2009		Three months ended March 31, 2008
	As Restated, U.S. GAAP	As Previously Reported, Canadian GAAP	As Restated, U.S. GAAP	As Previously Reported, Canadian GAAP
Revenue from sale of minerals	$–	$7,370	$–	$15,902

Operating expenses
Direct operating costs	–	8,403	–	9,061
Depreciation and amortization	10	311	26	404
General and administrative expenses	932	932	929	929
Accretion expense – accrued site closure costs	–	181	–	177
Amortization of deferred gain	–	(455)	–	(555)
Exploration and business development	227	227	1,951	756
	1,169	9,599	2,906	10,772
Operating (loss) income	(1,169)	(2,229)	(2,906)	5,130
Other income (expenses)
Interest income	40	47	74	126
Interest expense	(830)	(1,027)	(2,419)	(1,148)
Debt transaction costs	(1,239)	(1,811)	–	–
Loss on modification of debentures	(1,969)	(1,969)	–	–
Fair value change on equity-linked financial instruments	(4,753)	–	–	–
Realized gains on investments – derivative instruments	368	368	518	518
Unrealized losses on investments – derivative instruments	(18,418)	(18,418)	(855)	(855)
Foreign exchange gain (loss) and other	97	97	(117)	(117)
Loss before income taxes and equity (loss) earnings in Montana Tunnels joint venture	(27,873)	(24,942)	(5,705)	3,654
Income taxes	73	189	628	–
Equity (loss) earnings in Montana Tunnels joint venture	(624)	–	7,337	–
Net (loss) income and comprehensive (loss) income for the period	$(28,424)	$(24,753)	$2,260	$3,654

Basic and diluted net income (loss) per share	$(0.13)	$(0.11)	$0.01	$0.02

Basic weighted-average number of shares outstanding	226,459	226,459	159,336	159,336
Diluted weighted-average number of shares	226,459	226,459	165,023	165,023

APOLLO GOLD CORPORATION
Notes to the Condensed Consolidated Financial Statements
Three month period ended March 31, 2009
(Stated in U.S. dollars, unless indicated otherwise; tabular amounts in thousands except share and per share data)
(Unaudited)

	Three months ended March 31, 2009		Three months ended March 31, 2008
COMPARATIVE CONSOLIDATED STATEMENTS OF CASH FLOWS	As Restated, U.S. GAAP	As Previously Reported, Canadian GAAP	As Restated, U.S. GAAP	As Previously Reported, Canadian GAAP
Operating activities
Net (loss) income for the period	$(28,424)	$(24,753)	$2,260	$3,654
Items not affecting cash:
Depreciation and amortization	10	311	26	404
Amortization of deferred stripping costs	–	868	–	1,058
Amortization of deferred financing costs	–	–	53	–
Stock-based compensation	182	182	142	142
Shares and warrants issued for services and payment of interest	4,020	4,020	–	–
Accretion expense – accrued site closure costs	–	181	–	177
Interest expense – accretion of convertible debentures	802	970	2,223	893
Interest paid on convertible debentures	(567)	(567)	(1,016)	(1,016)
Amortization of deferred gain	–	(455)	–	(555)
Unrealized losses on derivative instruments	18,418	18,418	855	855
Net change in equity-linked financial instruments	4,753	–	–	–
Other	(63)	38	546	55
Income taxes	(73)	(189)	(628)	–
Net change in non-cash operating working capital items	587	2,532	(1,302)	(4,247)
Equity investment in Montana Tunnels joint venture	624	–	(7,337)	–
Earnings distribution from Montana Tunnels joint venture	480	–	3,564	–
Net cash provided by (used in)operating activities	749	1,556	(614)	1,420

Investing activities
Property, plant and equipment expenditures	(21,866)	(21,866)	(8)	(1,256)
Restricted cash and certificates of deposit	8,170	5,080	767	(576)
Net cash used in (provided by) investing activities	(13,696)	(16,786)	759	(1,832)

Financing activities
Proceeds from exercise of warrants	499	499	1,404	1,404
Proceeds from debt	38,034	38,034	–	–
Repayments of debt	(20,937)	(21,204)	(2,782)	(2,962)
Net cash provided by (used in) financing activities	17,596	17,329	(1,378)	(1,558)

Effect of exchange rate changes on cash and cash equivalents	(4)	(4)	(14)	(14)

Net increase (decrease) in cash and cash equivalents	4,645	2,095	(1,247)	(1,984)
Cash and cash equivalents, beginning of period	–	3,097	1,334	4,852
Cash and cash equivalents, end of period	$4,645	$5,192	$87	$2,868

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$880	$925	$1,321	$1,388
Income taxes paid	$25	$25	$–	$–

18.	SUBSEQUENT EVENTS

On April 30, 2009, milling operations at the Montana Tunnels mine ceased and the mine and mill were placed under care and maintenance at that time.